Exhibit 3.1

Filed in the Office of	Record Number E00360892026-7
[signature]	Filing Number F202610160719
Secretary of State State Of Nevada	Filed On 10/15/2026 09:07 AM
	Number of Pages 5

FRANCISCO V. AGUILAR
NEVADA
SECRETARY of STATE

401 North Carson Street Carson City, Nevada 89701-4201
(775) 684-5708

ABOVE SPACE IS FOR OFFICE USE ONLY

Formation - Profit Corporation

☒ NRS 78 - Articles of Incorporation, Domestic Corporation

☐ NRS 78A - Articles of Incorporation, Domestic Close Corporation

(Name of Close Corporation MUST appear in the below heading)

Articles of Formation of ______________________ a close corporation (NRS 78A)

☐ NRS 89 - Articles of Incorporation, Professional Corporation

☐ NRS 80 - Foreign Corporation Qualification

☐ NRS 80 - Foreign Corporation Qualification, Professional Corporation

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Name of Entity:(If foreign, name in home jurisdiction)	Etoiles Capital Group Co., Ltd
2. Jurisdiction of Incorporation: (Foreign Corporation)	5a. Jurisdiction of incorporation: ____ 5b. I declare this entity is in good standing in the jurisdiction of its incorporation. ☐
3. Registered Agent: (Check only one box)	☒ Commercial Registered Agent (name only below) ☐ Noncommercial Registered Agent (name and address below) ☐ Office or Position with Entity (title and address below) Universal Registered Agents, Inc. Name of Registered Agent OR Title of Office or Position with Entity Street Address ____ City ____ Nevada Zip Code ____ Mailing Address (If different) ____ City ____ Nevada Zip Code ____
3b. Electronic Notification: (optional)	Email address for electronic notifications (Not applicable to Commercial Registered Agents)
3a. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.* X /s/ Sabrina Tillapaugh — Date: 10/13/2026 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity Sabrina Tillapaugh, Asst. Sec.

This form must be accompanied by appropriate fees.

FRANCISCO V. AGUILAR
NEVADA SECRETARY of STATE

Formation - Profit Corporation

Continued, Page 2

401 North Carson Street Carson City, Nevada 89701-4201
(775) 684-5708

4. Close Corporation Governing Board:

Close corporations formed under NRS 78A must state whether or not they have a Board of Directors. This corporation is a close corporation operating with a board of directors:

☐ Yes ☐ No

5. Names and Addresses of the Board of Directors/ Trustees or Stockholders

(**NRS 78:** Board of Directors/ Trustees is required.
NRS 78A: Required if the Close Corporation is governed by a board of directors.
NRS 89: Required to have the original stockholders and directors. A certificate from the regulatory board must be submitted showing that each individual is licensed at the time of filing. See instructions)

	Name	Country	Street Address	City	State	Postal Code
1)	Kit Shing, Cheung	Hong Kong	Unit 03-04, 25/F, Cosco Tower, 1, 183 Queen's Road Central	Sheung Wan		0000
2)	Wesley Chu	Hong Kong	Unit 03-04, 25/F, Cosco Tower, 1, 183 Queen's Road Central	Sheung Wan		0000
3)	Yeung Tak, Chen	Hong Kong	Unit 03-04, 25/F, Cosco Tower, 1, 183 Queen's Road Central	Sheung Wan		0000
4)	Nancy Yang	Hong Kong	Unit 03-04, 25/F, Cosco Tower, 1, 183 Queen's Road Central	Sheung Wan		0000

6. Authorized Shares:
(Number of shares corporation is authorized to issue.

Please provide a breakdown of the corporation's total authorized shares. List the number of shares for each category: "Authorized," "Common," and/or "Preferred." Note that "Authorized" shares are a distinct class and should not be calculated as the total of Common and Preferred shares—they should be reported separately.

- **Domestic** Nevada corporations must have at least 1 share with or without a par value.
- **Foreign** corporations must list the shares as recorded in the jurisdiction of incorporation and include a copy of the most recently filed document in its home jurisdiction showing authorized stock of the corporation.

	Number	Par value
Number of Authorized shares with Par value:	450,000,000	Par value: $ 0.0001000000
Number of Common shares with Par value:	450,000,000	Par value: $ 0.0001000000
Number of Preferred shares with Par value:	0	Par value: $
Number of shares with no par value:	0	

Foreign Corporations, NRS 80 only:

☐ This is a corporation is an unlimited stock corporation

☐ This corporation is a non-stock corporation.

If more than one class or series of stock is authorized, please attach the information on an additional sheet of paper.

This form must be accompanied by appropriate fees.

FRANCISCO V. AGUILAR
NEVADA
SECRETARY of STATE

Formation - Profit Corporation
Continued, Page 3

401 North Carson Street Carson City, Nevada 89701-4201
(775) 684-5708

7. Benefit Corporation: (For NRS 78, NRS 78A, and NRS 89, optional. See instructions.)	A benefit corporation in Nevada is a type of business that makes money like any regular company—but it also promises to do good things for people or the planet. A benefit corporation must be set up with the goal of doing something good for everyone—not just making money. This "general public benefit" could be anything that has a positive effect on society or the environment, like helping local communities, supporting clean energy, or promoting health and education. A benefit corporation must clearly state its purpose in section 7. Is this a benefit corporation? Yes ☐
8. Purpose/Profession to be practiced: (Required for professional, foreign or benefit corporation. See instructions.)	All legal acts
9. Name and Signature of: **NRS 78, 78A, and 89:** Name, Address and Signature of the Incorporator **NRS 80:** Authorized Signer **NRS 89:** Each Incorporator must be a licensed professional.	**Declaration under penalty of perjury:** • The corporation has complied with the provisions of Chapter 78 of NRS; • The corporation acknowledges that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing with the Office of the Secretary of State. This form must be signed by a natural person. Print First Name: Kit Shing — Print Last Name: Cheung — Print Title: Chief Executive Officer Address: Unit 03-04, 25/F, Cosco Tower, 1, 183 Queen's Road Central — City: Sheung Wan — State: — Postal Code: 0000 X [signature] Signature — Date: 10/15/2026 (attach additional page if necessary)

AN INITIAL LIST OF OFFICERS MUST ACCOMPANY THIS FILING

This form must be accompanied by appropriate fees.

ADDENDUM TO
ARTICLES OF INCORPORATION OF
ETOILES CAPITAL GROUP CO., LTD

The Articles of Incorporation of Etoiles Capital Group Co., Ltd (the "Corporation") are hereby supplemented with the following additions to Articles 5-6 and the addition of Articles 10-14.

ARTICLE 5
BOARD OF DIRECTORS

The governing board of this Corporation shall be known as directors. The number of directors shall be not less than one (1) nor more than fifteen (15) and may from time-to-time be increased or decreased in such manner as shall be provided in the bylaws of this Corporation.

ARTICLE 6
AUTHORIZED SHARES

The Corporation shall have authority to issue 450,000,000 common voting shares having a par value of $0.0001 per share ("Common Stock"). All Common Stock of the Corporation shall be of the same class and shall have the same rights and preferences. Fully-paid stock of the Corporation shall not be liable to any further call or assessment.

ARTICLE 10
LIMITATION OF LIABILITY

The personal liability of the directors and officers of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of the Nevada Revised Statues and particularly Section 78.138(7) thereof, as the same may be amended and supplemented from time-to-time.

ARTICLE 11
INDEMNIFICATION

To the fullest extent permitted by the Nevada Revised Statutes, as the same exist or may be amended, the Corporation shall indemnify and advance expenses to any person who incurs expenses or liabilities for any action taken, or any failure to take any action, while serving as a director or officer of the Corporation, or while serving at the request of the Corporation as a director, officer, partner, trustee, manager, employee, or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other entity. The foregoing indemnification and advancement of expenses shall be mandatory in all circumstances in which the same are permitted by law. No repeal, amendment, or modification of this article, whether direct or indirect, shall eliminate or reduce its effect with respect to any matter giving rise to indemnification and advancement of expenses occurring prior to such repeal, amendment or modification.

ARTICLE 12
ACQUISITION OF CONTROLLING INTEREST

The Corporation elects not to be governed by the terms and provisions of Sections 78.378 through 78.3793, inclusive of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision. No amendment to these Articles of Incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any provision of this Article 12 shall apply to or have any effect on any transaction involving acquisition of control by any person occurring prior to such amendment or repeal.

ARTICLE 13
COMBINATIONS WITH INTERESTED STOCKHOLDERS

The Corporation elects not to be governed by the terms and provisions of Section 78.411 through 78.444, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision. No amendment to these Articles of Incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any provision of this Article 10 shall apply to or have any effect on any transaction with an interested stockholder occurring prior to such amendment or repeal.

ARTICLE 14
AMENDMENT OF ARTICLES OF INCORPORATION AND BYLAWS

From time-to-time any of the provisions of these Articles of Incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Nevada at the time in force may be added or inserted in the manner and at the time prescribed by such laws, and all rights at any time conferred upon the stockholders of the Corporation by these Articles of Incorporation are granted subject to the provisions of this Article 14.

The Board of Directors of the Corporation shall have the power to make, alter, amend, or repeal the bylaws of the Corporation, except to the extent that the bylaws otherwise provide.